Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1, of our report dated July 17, 2020, relating to the balance sheet of Dune Acquisition Corporation as of July 10, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from June 18, 2020 (inception) through July 10, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
December 10, 2020